Exhibit 10.15
Compensation of Named Executive Officers for 2007
     The executive officers named in the summary compensation table in the proxy statement for Ixia’s 2007 Annual Meeting of Shareholders (the “Named Executive Officers”) have their base salaries determined annually by the Compensation Committee of the Board of Directors (the Compensation Committee”). Such determinations are effective as of January 1st (i.e., the first day of the fiscal year). The Named Executive Officers are all “at will” employees and do not have written or oral employment agreements with the Company. The Company, upon the approval of the Committee, retains the right to unilaterally decrease or increase such officers’ base salaries at any time during the fiscal year. The annual base salaries for the Named Executive Officers (effective since January 1, 2007) are as follows:

Named Executive Officer	Annual Base Salary
Errol Ginsberg	$375,000
Chief Executive Officer

Thomas B. Miller	250,000
Chief Financial Officer

Victor Alston	250,000
Senior Vice President, Product Development

David Anderson	250,000
Former Senior Vice President, Worldwide Sales and
Business Development Operations
(Resigned as officer effective November 12, 2007)

Robert W. Bass	250,000
Former Executive Vice President, Operations
(Resigned as officer effective November 9, 2007)
     The Named Executive Officers are also eligible (or were also eligible to the extent they are former employees) to participate in the Company’s incentive compensation plans, including:
     (i) The Company’s bonus plans; provided, however, that David Anderson, our former Senior Vice President, Worldwide Sales and Business Development Operations, was eligible to receive sales commissions in lieu of participation in the Company’s bonus plans;
     (ii) The Company’s Amended and Restated 1997 Equity Incentive Plan (filed as Exhibit 4.1 to the Company’s Registration Statement Form S-8 (Reg. No. 333-117969) filed with the Commission on August 5, 2004); and
     (iii) The Company’s Employee Stock Purchase Plan (filed as Exhibit 10.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-42678) filed with the Commission on September 5, 2000), as amended by (1) Amendment No. 1 thereto (filed as Exhibit 4.2 to the Company’s Registration Statement Form S-8 (Reg. No. 333-107818) filed with the Commission on August 8, 2003), and (2) the Supplemental Provisions thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File. No. 000-31523) filed with the Commission on April 20, 2006).